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                                                                  EXHIBIT 23.6

                     THE ROBINSON-HUMPHREY COMPANY, INC.


CORPORATE FINANCE                                           INVESTMENT BANKERS
   DEPARTMENT                                                   SINCE 1894



                CONSENT OF THE ROBINSON-HUMPHREY COMPANY, INC.



     We consent to the inclusion in this Registration Statement on Form S-4 of our opinion, dated April 27, 1994, set forth as Appendix B to the Proxy Statement/Prospectus and to the summarization thereof in the Proxy Statement/Prospectus under the caption "Description of the Transaction -- Opinion of Guaranty's Financial Advisor". In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.




                                         THE ROBINSON-HUMPHREY COMPANY, INC.




Atlanta, Georgia

April 27, 1994